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Exhibit 5.1

January 10, 2005

To:	United States Securities and Exchange Commission
Re:	Harvest Operations Corp, Harvest Energy Trust and Subsidiaries ("Harvest") — Registration Statement on Form F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our report evaluating a portion of Harvest's petroleum and natural gas reserves relating as at July 1, 2004, in the registration statement on Form F-10 of Harvest.

Sincerely,

McDaniel & Associates Consultants Ltd.

/s/ P. A. WELCH
P. A. Welch, P. Eng Executive Vice President

Calgary, Alberta

Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W., Calgary, Alberta T2P 3G6
Tel: (403) 262-5506  Fax: (403) 233-2744  Email: mcdaniel@mcdan.com  Website: www. mcdan.com

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  Exhibit 5.1